SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2026

Charter Communications, Inc.
CCO Holdings, LLC
CCO Holdings Capital Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	84-1496755
001-37789	86-1067239
333-112593-01	20-0257904
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Washington Blvd.
Stamford, Connecticut 06902
(Address of principal executive offices including zip code)

(203) 905-7801
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.001 Par Value	CHTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 21, 2026, Charter Communications, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, as further described in Item 5.07 below, the Company’s stockholders approved an amendment to the Charter Communications, Inc. 2019 Stock Incentive Plan (the “Plan Amendment”) to increase the number of shares available for issuance under the plan by 16.0 million shares. The Plan Amendment became effective on April 21, 2026.

The foregoing description is a summary of the Plan Amendment and is qualified in its entirety by reference to the full text of the Charter Communications, Inc. 2019 Stock Incentive Plan, as amended by the Plan Amendment, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated herein by reference.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Of the total 141,178,369 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting, including Charter Communications Holdings, LLC common units on an as-exchanged basis, 118,382,741 shares of Class A common stock, representing the same number of votes, and 1 share of Class B common stock, representing 15,511,283 votes, were represented in person or by proxy at the meeting. The votes cast for all matters are set forth below:

1.Election of Directors.

Nominees	For	Against	Abstain	Broker Non-Votes

Eric L. Zinterhofer	124,496,484	3,866,619	46,858	5,484,063
W. Lance Conn	125,073,555	3,290,158	46,248	5,484,063
Wade Davis	128,029,422	334,583	45,956	5,484,063
Kim C. Goodman	127,966,885	396,614	46,462	5,484,063
John D. Markley, Jr.	121,559,304	6,755,828	94,829	5,484,063
Steven A. Miron	127,130,708	1,076,691	202,562	5,484,063
Balan Nair	118,765,599	9,597,998	46,364	5,484,063
Michael A. Newhouse	125,920,838	2,443,466	45,657	5,484,063
Martin E. Patterson	124,363,311	4,000,071	46,579	5,484,063
Mauricio Ramos	126,213,014	2,122,939	74,008	5,484,063
Carolyn J. Slaski	127,848,994	514,693	46,274	5,484,063
J. David Wargo	127,151,171	1,211,056	47,734	5,484,063
Christopher L. Winfrey	127,621,210	743,120	45,631	5,484,063

2.Approval of the amendment increasing the number of shares in the Company’s 2019 Stock Incentive Plan.

For	Against	Abstain	Broker Non-Votes
90,820,528	37,522,506	66,927	5,484,063

3.Approval, on an advisory basis, of the compensation of the Company’s named executive officers.

For	Against	Abstain	Broker Non-Votes
98,047,867	30,289,182	72,912	5,484,063

4.Vote to ratify the appointment of KPMG LLP as the Company’s independent public accounting firm.

For	Against	Abstain	Broker Non-Votes
131,975,231	1,840,776	78,017	—

5.Vote on the stockholder proposal regarding political expenditures report.

For	Against	Abstain	Broker Non-Votes
23,286,541	104,891,888	231,532	5,484,063

No other matters were considered and voted on by the stockholders at the Annual Meeting.

As a result of the votes cast as reported above, the stockholders elected each nominee as a director of the Company, approved the amendment increasing the number of shares in the Company’s 2019 Stock Incentive Plan, approved, on an advisory basis, the compensation of the Company’s named executive officers, ratified the appointment of KPMG LLP as independent public accounting firm for the Company for the year ending December 31, 2026, and did not approve the stockholder proposal regarding political expenditures report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description

10.1
Charter Communications, Inc. 2019 Stock Incentive Plan (incorporated by reference to Annex A to the Proxy Statement for the Charter Communications, Inc. 2019 Annual Meeting of Stockholders filed March 14, 2019 (File No. 001-33664)).

10.2
Amendment to the Charter Communications, Inc. 2019 Stock Incentive Plan, dated as of January 28, 2020 (incorporated by reference to Exhibit 10.152 to the Annual Report on Form 10-K of Charter Communications, Inc. filed on January 31, 2020 (File No. 001-33664)).

10.3
Second Amendment to Charter Communications, Inc. 2019 Stock Incentive Plan, dated as of April 23, 2024 (incorporated by reference to Appendix B to the Proxy Statement for the Charter Communications, Inc. 2024 Annual Meeting of Stockholders filed March 14, 2024 (File No. 001-33664)).

10.4
Third Amendment to Charter Communications, Inc. 2019 Stock Incentive Plan, dated as of April 21, 2026 (incorporated by reference to Appendix B to the Proxy Statement for the Charter Communications, Inc. 2026 Annual Meeting of Stockholders filed March 12, 2026 (File No. 001-33664)).

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of Charter Communications, Inc., CCO Holdings, LLC and CCO Holdings Capital Corp. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: April 23, 2026		Executive Vice President, Chief Accounting Officer and Controller

CCO Holdings, LLC
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: April 23, 2026		Executive Vice President, Chief Accounting Officer and Controller

CCO Holdings Capital Corp.
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: April 23, 2026		Executive Vice President, Chief Accounting Officer and Controller